CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   AMNEX, INC.

               (Under Section 805 of the Business Corporation Law)


     The undersigned, being the President and Secretary of AMNEX, Inc., do hereby certify and set forth:

     1. The name of the corporation is AMNEX, Inc. (the "Corporation"). The Corporation was formed under the name NY-Tel Communications, Inc.

     2. The Certificate of Incorporation of the Corporation was filed by the Department of State on March 15, 1985.

     3. The Certificate of Incorporation is hereby amended to increase the number of common shares which the Corporation shall have authority to issue from 40,000,000 to 70,000,000.

     4. Section 4(a) to the Certificate of Incorporation of the Corporation, related to the number and kind of shares the Corporation is authorized to issue, is hereby amended to read as follows:

          "4(a). The aggregate number of shares of stock which the Corporation shall have the authority to issue is Seventy- Five Million (75,000,000) of which Seventy Million (70,000,000) are Common Shares, $.001 par value per share, and Five Million (5,000,000) are Preferred Shares, $.001 par value per share."


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     5. The manner in which this Amendment of the  Certificate of  Incorporation was authorized was by the vote of the Board of Directors of the Corporation followed by the vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders.

     IN  WITNESS  WHEREOF,   the  undersigned  have  executed  and  signed  this
Certificate this 14th day of May, 1997, and affirm the statements contained herein as true under the penalties of perjury.

                                         /s/ Kenneth G. Baritz
                                         Kenneth G. Baritz, Chairman


                                         /s/ Amy S. Gross
                                         Amy S. Gross, Secretary





K:\WPDOC\CORP\AMNEX\CERTAMND\70MILL2.M97


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